ALPS DISTRIBUTORS, INC.

AMENDMENT NO. 2 TO
SUB-PLACEMENT AGENT AGREEMENT

January 27, 2022

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

Reference is made to the Sub-Placement Agent Agreement, dated December 4, 2020 and Amendment No. 1 dated September 21, 2021 (together, the “Sub-Placement Agent Agreement”), by and between UBS Securities LLC, as sub-placement agent (the “Agent”), and ALPS Distributors, Inc. (the “Distributor”), regarding the offer and sell up to 3,196,130 shares of beneficial interest, no par value, of the RiverNorth Opportunities Fund, Inc. (the “Fund”), a Maryland corporation, from time to time, through the Agent, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended.

A. Amendments to Sub-Placement Agent Agreement. The Sub-Placement Agent Agreement is amended as follows, effective as of the date hereof:

1. The first paragraph of the Sub-Placement Agent Agreement is hereby deleted and replaced in its entirety with the following:

“From time to time ALPS Distributors, Inc. (the “Distributor,” “we” or “us”) will act as manager of registered at-the-market offerings by RiverNorth Opportunities Fund, Inc., a Maryland corporation (the “Fund”), of up to 8,196,130 shares (the “Shares”) of common stock, $0.0001 par value per share, of the Fund (the “Common Shares”). In the case of such offerings, the Fund has agreed with the Distributor to issue and sell through the Distributor, as sales agent, the Shares (the “Distribution Agreement”).”

2. Section 2(a) of the Sub-Placement Agent Agreement is hereby deleted and replaced in its entirety with the following:

“Based upon the representations made by the Fund to the Distributor in the Distribution Agreement, a registration statement on Form N-2 (File No. 333-261239 and 811-22472) (the “Registration Statement”) (i) has been prepared by the Fund in conformity with the requirements of the Securities Act and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”) in all material respects; (ii) has been filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act and the 1940 Act; and (ii) heretofore became, and is, effective; the Registration Statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Fund and its business; no stop order of the Commission preventing or suspending the use of the Basic Prospectus (as defined herein), the Prospectus Supplement (as defined herein) or the Prospectus (as defined herein), or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Fund’s knowledge, have been threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means, collectively, the various parts of the registration statement, as amended at the time of effectiveness for purposes of Section 11 of the Securities Act (the “Effective Time”), as such section applies to the Distributor, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424 under the Securities Act, to the extent such information is deemed to be part of the registration statement at the Effective Time. “Basic Prospectus,” as used herein, means the final prospectus filed as part of the Registration Statement, including the related statement of additional information, together with any amendments or supplements thereto as of the date of the Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, including the related statement of additional information, relating to the Shares, filed by the Fund with the Commission pursuant to Rule 424 under the Securities Act, in the form furnished by the Fund to the Distributor in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein.”

B. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sub-Placement Agent Agreement shall continue in full force and effect.

C. Counterparts. This Amendment may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

D. Governing Law. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by Section 12 of the Sub-Placement Agent Agreement.

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If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

ALPS DISTRIBUTORS, INC.

By:	/s/ Stephen Kyllo
Name: Stephen Kyllo Title: SVP & Director

ACCEPTED as of the date first above written:

UBS SECURITIES LLC.

By:	/s/ Saawan Pathange
Name: Saawan Pathange Title: Managing Director

By:	/s/ Henry Du Pont
Name: Henry Du Pont Title: Associate Director

[Signature Page to Amendment No. 2 to Sub-Placement Agent Agreement]